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                                                                     Exhibit 5.1


                                                      File Number:  51754.000002
                                                      Direct Dial:  804/788-8200




                               December 11, 1996




FDIC REMIC Trust 1996-C1
c/o State Street Bank and Trust
        Company, as Trustee
225 Franklin Street
Boston, Massachusetts 02110



                           FDIC REMIC Trust 1996-C1
                 Commercial Mortgage Pass-Through Certificates
                                Series 1996-C1
                      Registration Statement on Form S-11
                      -----------------------------------


Dear Sirs:

          We have acted as counsel to FDIC REMIC Trust 1996-C1 (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Commercial Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") and the related preparation and filing of a Registration Statement on Form S-11 (the "Registration Statement"). The Certificates are issuable under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), among the Federal Deposit Insurance Corporation, in its corporate capacity and in its capacity as receiver of various depository institutions, as depositor, Banc One Management and Consulting Corporation, as servicer, and State Street Bank and Trust Company, as trustee. The Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

          In connection with rendering this opinion letter, we have examined the form of the Pooling and Servicing Agreement contained as an Exhibit to the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary and relevant. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties had the corporate power and
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FDIC REMIC Trust 1996-C1
December 11, 1996
Page 2




authority to enter into and perform all obligations thereunder and, as to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents.

          In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York or the federal laws of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.
This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

          Based on the foregoing, we are of the opinion that when the Pooling and Servicing Agreement has been duly authorized by all necessary organizational action and has been duly executed and delivered by the parties thereto, and when the Certificates have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement, and issued and sold in as contemplated in the Registration Statement and the prospectus delivered in connection therewith, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters" and "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                                           Very truly yours,


                                                           /s/ Hunton & Williams